Exhibit 10.3

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CREATIVE VISTAS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                          SECURED CONVERTIBLE TERM NOTE

         FOR VALUE RECEIVED, CREATIVE VISTAS, INC., an Arizona corporation (the "BORROWER"), hereby promises to pay to LAURUS MASTER FUND, LTD., M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "HOLDER") or its registered assigns or successors in interest, on order, the sum of Four Million Five Hundred Thousand Dollars ($4,500,000), together with any accrued and unpaid interest hereon, on September 30, 2007 (the "MATURITY DATE") if not sooner paid. The original principal amount of this Note subject to amortizing payments pursuant to Section 1.2 hereof is hereinafter referred to as the "AMORTIZING PRINCIPAL AMOUNT" and the remaining original principal amount of this Note is hereinafter referred to as the "NON-AMORTIZING PRINCIPAL AMOUNT."

         Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the "PURCHASE AGREEMENT").

         The following terms shall apply to this Note:

                                    ARTICLE I
                             INTEREST & AMORTIZATION

         1.1 (a) Interest Rate. Subject to Sections 1.1(b), 4.11 and 5.6 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%). The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. Subject to Section 1.1(b) hereof, the Interest Rate shall not be less than six percent (6%). Interest shall be calculated on the basis of a 360 day year. Interest shall accrue but not be payable during the period commencing on the date hereof and ending on October 31, 2004. Interest on the Amortizing Principal Amount shall be payable monthly, in arrears, commencing on November 1, 2004 and on the first day of each consecutive calendar month thereafter (each, a "REPAYMENT DATE") and on the Maturity Date, whether by acceleration or otherwise. Accrued interest on the Non-Amortizing Principal Amount shall be payable only on the Maturity Date or, in the event of the redemption or conversion of all or any portion of the Non-Amortizing Principal

                                    1 of 14

Amount, accrued interest on the amount so redeemed or converted shall be paid on the date of redemption or conversion, as the case may be.

         1.1 (b) Interest Rate Adjustment. The Interest Rate shall be subject to adjustment on the last business day of each month hereafter until the Maturity Date (each a "Determination Date"). If on any Determination Date (i) the Borrower shall have registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the shares of Common Stock underlying each of the conversion of the entire amount of this Note and the exercise of the Warrant and related Option issued in connection herewith on a registration statement declared effective by the Securities and Exchange Commission (the "SEC"), and (ii) the market price (the "Market Price") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the five (5) consecutive trading days immediately preceding such Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be reduced by 25 basis points (25 b.p.) (0.25%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained in herein), in no event shall the Interest Rate be less than zero percent (0%).

         1.2 Minimum Monthly Principal Payments. Amortizing payments of the outstanding principal amount of this Note not contained in the Restricted Account (as defined in the Restricted Account Agreement) shall begin on April 1, 2005 and shall recur on each succeeding Repayment Date thereafter until the Amortizing Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such principal into Common Stock pursuant to the terms hereof. Subject to Section 2.1 and Article 3 below, on each Repayment Date, the Borrower shall make payments to the Holder in the amount of $100,000 (the "MONTHLY PRINCIPAL AMOUNT"), together with any accrued and unpaid interest then due on such portion of the Amortizing Principal Amount plus any and all other amounts which are then owing under this Note that have not been paid (the Monthly Principal Amount, together with such accrued and unpaid interest and such other amounts, collectively, the "MONTHLY AMOUNT") ; provided that, following a release of an amount of funds from the Restricted Account (as defined in the Restricted Account Agreement) for the purposes set forth in the Restricted Account Side Letter (other than with respect to a release that occurs as a result of a conversion of any Principal Amount represented by funds contained in the Restricted Account) (each, a "RELEASE AMOUNT") each Monthly Principal Amount due on any Repayment Date following any such release shall be increased by an amount equal to (x) such Release Amount divided by (y) the sum of (I) the number of Repayment Dates remaining until the Maturity Date plus (II) one (1). Any Amortizing Principal Amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

                                    2 of 14

                                   ARTICLE II
                              CONVERSION REPAYMENT

         2.1 (a) Payment of Monthly Amount in Cash or Common Stock. If the Monthly Amount (or a portion thereof of such Monthly Amount if such portion of the Monthly Amount would have been converted into shares of Common Stock but for
Section 3.2) is required to be paid in cash pursuant to Section 2.1(b), then the Borrower shall pay the Holder the Monthly Amount due on such Repayment Date in cash. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to
Section 3.2) is required to be paid in shares of Common Stock pursuant to
Section 2.1(b), the number of such shares to be issued by the Borrower to the Holder on such Repayment Date (in respect of such portion of the Monthly Amount converted into in shares of Common Stock pursuant to Section 2.1(b)), shall be the number determined by dividing (x) the Monthly Amount converted into shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial "FIXED CONVERSION PRICE" means $3.00.

                  (b) Monthly Amount Conversion Guidelines. Subject to Sections 2.1(a), 2.2 and 3.2 hereof, the Borrower will pay the Monthly Amount due to the Holder on each Repayment according to the following guidelines (collectively, the "CONVERSION CRITERIA"): (i) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) consecutive trading days immediately preceding such Notice Date shall be greater than or equal to 110% of the Fixed Conversion Price and (ii) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the twenty two (22) day trading period immediately preceding delivery of a Repayment Notice. If the Conversion Criteria are not met, the Holder shall convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that the Holder has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria, shall be paid by the Borrower in cash on such Repayment Date, within three (3) business days of the applicable Repayment Date.

                   (c) Subject to Sections 2.1, 2.2 and 3.2 hereof, if the average closing price of the Common Stock on the Principal Market is less than one hundred ten percent (110%) of the Fixed Conversion Price for the five (5) trading days immediately preceding a Repayment Date, then the Holder shall provide the Borrower with a Repayment Notice requiring the conversion of the Monthly Amount (together with accrued and unpaid interest and applicable fees), as of the date of the Repayment Notice at a Fixed Conversion Price equal to the lesser of (i) eighty five percent (85%) of the average of the closing prices of the Common Stock during the twenty (20) trading days immediately prior to the date of the delivery of such respective Repayment Notice and (ii) eighty five percent (85%) of the average of the three closing prices of the Common Stock for the three trading days immediately prior to the date of the delivery of such respective Repayment Notice; provided, however, that such conversion of the Monthly Amount due on each Repayment Date does not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the twenty two (22) day trading period immediately preceding delivery of a Repayment Notice. Any part of the Monthly Amount due on such Repayment Date that the Holder has not been able to

                                    3 of 14
convert into shares of Common Stock as set forth in this Section 2.1(c) shall be paid in cash on such Repayment Date, within three (3) business days of the applicable Repayment Date. In no event shall the Fixed Conversion Price for the purposes of this Section 2.1(c) be less than $2.20.

                   (c) Application of Conversion Amounts. Any amounts converted by the Holder pursuant to Section 2.1(b) shall be deemed to constitute payments of, or applied against, (i) first, outstanding fees, (ii) second, accrued interest on the Amortizing Principal Amount, (iii) third, accrued interest on the Non-Amortizing Principal Amount and (iv) fourth, the Amortizing Principal Amount.

         2.2 No Effective Registration. Notwithstanding anything to the contrary herein, no amount payable hereunder may be converted into Common Stock unless
(a) either (i) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the Common Stock is available pursuant to Rule 144 of the Securities Act, and (b) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option.

         2.3 Optional Redemption of Amortizing Principal Amount. The Borrower will have the option of prepaying the outstanding Amortizing Principal Amount ("OPTIONAL AMORTIZING REDEMPTION"), in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty five percent (125%) of the Amortizing Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any Related Agreement (the "AMORTIZING REDEMPTION AMOUNT") on the day written notice of redemption (the "NOTICE OF AMORTIZING REDEMPTION") is given to the Holder. The Notice of Amortizing Redemption shall specify the date for such Optional Amortizing Redemption (the "AMORTIZING REDEMPTION PAYMENT DATE"), which date shall be not less than seven (7) business days after the date of the Notice of Amortizing Redemption (the "REDEMPTION PERIOD"). A Notice of Amortizing Redemption shall not be effective with respect to any portion of the Amortizing Principal Amount for which the Holder has a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holder pursuant to Section 3.1 during the Redemption Period. The Amortizing Redemption Amount shall be determined as if such Holder's conversion elections had been completed immediately prior to the date of the Notice of Amortizing Redemption. On the Amortizing Redemption Payment Date, the Amortizing Redemption Amount shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Amortizing Redemption Amount on the Amortizing Redemption Payment Date as set forth herein, then such Notice of Amortizing Redemption will be null and void.

         2.4 Optional Redemption of Non-Amortizing Principal Amount. The Borrower will have the option of repaying the outstanding Non-Amortizing Principal Amount ("OPTIONAL NON-AMORTIZING REDEMPTION"), in whole or in part, by paying the Holder a sum of money equal to one hundred twenty percent (120%) of the Non-Amortizing Principal Amount to be redeemed, together with accrued but unpaid interest thereon (the "NON-AMORTIZING REDEMPTION AMOUNT") on the day

                                    4 of 14
written notice of redemption (the "NOTICE OF NON-AMORTIZING REDEMPTION") is giving to the Holder. The Notice of Non-Amortizing Redemption shall specify the date for such Optional Non-Amortizing Redemption (the "NON-AMORTIZING REDEMPTION DATE"), which date shall be not less than seven (7) business days after the date of the Notice of Non-Amortizing Redemption (the "NON-AMORTIZING REDEMPTION PERIOD"). A Notice of Non-Amortizing Redemption shall not be effective with respect to any portion of the Non-Amortizing Principal Amount for which the Holder has a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holder pursuant to Section 3.1 during the Non-Amortizing Redemption Period. The Non-Amortizing Redemption Amount shall be determined as if the Holder's conversion elections had been completed immediately prior to the date of the Notice of Non-Amortizing Redemption. On the Non-Amortizing Redemption Date, the Non-Amortizing Redemption Amount shall be paid (i) in good funds to the Holder, (ii) by furnishing the Holder written direction to notify the bank holding the Restricted Account to release from the Restricted Account and deliver to the Holder a sum of money equal to the Non-Amortizing Redemption Amount, or (iii) if the amount on deposit in the Restricted Account is less than the Non-Amortizing Redemption Amount, by furnishing the Holder written direction to notify the bank holding the Restricted Account to release all amounts on deposit in the Restricted Account to the Holder and delivering to the Holder good funds in an amount equal to the balance of the Non-Amortizing Redemption Amount.

                                   ARTICLE III
                                CONVERSION RIGHTS

         3.1. Holder's Conversion Rights. Subject to Section 2.2, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock, subject to the terms and conditions set forth in this Article III. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to
Section 3.3. The shares of Common Stock to be issued upon such conversion are herein referred to as the "CONVERSION SHARES."

         3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert, or be required to receive pursuant to the terms of this Note, an amount that would be convertible into that number of shares of Common Stock which, at such time, would, when added to the number of shares of Common Stock otherwise beneficially owned by such Holder including those issuable upon exercise of warrants held by such Holder, exceed 4.99% of the outstanding shares of Common Stock of the Borrower at the time of conversion. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The conversion limitation described in this Section 3.2 shall automatically become null and void without any notice to Borrower upon the occurrence and during the continuance beyond any applicable grace period of an Event of Default, or upon 75 days prior notice to the Borrower.

         3.3 Mechanics of Holder's Conversion. (a) In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such

                                    5 of 14
election by delivering an executed and completed notice of conversion (a "NOTICE OF CONVERSION") to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a "CONVERSION DATE". A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

                  (b) Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Borrower's transfer agent, within two (2) business days of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder (if eligible, such certificate shall be delivered by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system) within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such shares of Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

         3.4      Conversion Mechanics.

                  (a) The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of outstanding obligations under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions
(i) first, of the Monthly Amount for the current calendar month, (ii) then, of the accrued interest on the Non-Amortizing Principal Amount ,(iii) then of outstanding Amortizing Principal Amount, by applying the conversion amount to Monthly Principal Amounts for the remaining Repayment Dates in chronological order and (iv) then, of outstanding Non-Amortizing Principal Amount..

                  (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

                        A. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                        B. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                        C. Share Issuances. Subject to the provisions of this
         Section 3.4, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing, including, without limitation, shares issuable upon the conversion of warrants issued on or prior to the date hereof and held by Burnham Securities or its affiliates and shares issuable upon conversion of that certain $100,000 promissory note of AC Technical Ltd. issued prior to the date hereof in favor of Rachel Heller; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower; (iv) pursuant to securities issued to the original Holder on the date hereof; or (v) pursuant to securities issued pursuant to acquisitions or strategic transactions the primary purpose of which is not raising capital, so long as, in the case of this clause (v), such shares of Common Stock so issued (or securities convertible into Common Stock so issued) are restricted and do not become freely or publicly traded in any respect prior to the two year anniversary of the issuance thereof) for a consideration per share (the "OFFER PRICE") less than any Fixed Conversion Price in effect at the time of such issuance, then such Fixed Conversion Price applicable to a portion of the outstanding principal amount of this Note (and all interest, fees, costs and expenses related thereto) equal to the fair market value of the aggregate consideration paid for, or attributable to, such shares of Common Stock or securities convertible into Common Stock (the "Aggregate Consideration") shall be immediately reset to such lower Offer Price at the time of issuance of such securities (provided that, in the event that the outstanding principal amount of this Note is greater than the respective Aggregate Consideration, the Holder shall determine in its sole discretion which portion of the outstanding principal amount of this Note shall have a "reset" Fixed Conversion Price as a result of such issuance). For example, in the event that the Aggregate Consideration equals $1,000,000, a Fixed Conversion Price applicable a principal amount of this Note equal to $1,000,000 (plus all interest, fees, costs and expenses related thereto) shall be reset to the Offer Price if the Offer Price is less than such Fixed Conversion Price in effect at the time of such issuance. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for

                                    7 of 14

         Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities.

                           D. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

         3.5 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid. Subject to the provisions of
Article IV, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a replacement Note.

         3.6 Mandatory Conversion. Notwithstanding anything herein to the contrary, subject to the conversion limitations set forth in Section 3.2, if, after the date a registration statement covering the resale of the Conversion Shares is declared effective, and so long as such registration statement remains effective, (A) the closing price for any ten (10) consecutive trading days (a "Conversion Period") exceeds 135% of the then effective Fixed Conversion Price, the Holder will, within ten (10) trading days of any such Conversion Period, convert all or part of the then outstanding Principal Amount of this Note plus all accrued, but unpaid interest thereon. The Holder shall only be required to effect such a conversion referred to in the immediately preceding sentence if each of the following shall be true: (i) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issued to the Holder (or such Conversion Shares are eligible under Rule 144 of the Securities Act); (ii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all the Conversion Shares as are issuable to the Holder upon such conversion of this Note pursuant to this
Section 3.6 and (iii) the amount of this Note to be so converted pursuant to this Section 3.6 (when combined with the amount of the secured convertible minimum borrowing note issued by the Borrower to the Holder on the date hereof to be so converted pursuant to Section 3.6 thereof and the amount of any other promissory note issued by the Borrower to the Holder required to be similarly manditorily converted) does not exceed ten percent (10%) of the aggregate dollar trading volume of the Common Stock during the Conversion Period.


                                   ARTICLE IV
                                EVENTS OF DEFAULT

           Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such

                                    8 of 14
an acceleration, the amount due and owing to the Holder shall be 120% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the "DEFAULT PAYMENT"). The Default Payment shall be applied first to any fees due and payable to Holder pursuant to this Note, the Purchase Agreement or the Related Agreements, then to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

         The occurrence of any of the following events set forth in Sections 4.1 through 4.10, inclusive, is an "EVENT OF DEFAULT":

         4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Borrower fails to pay when due any amount due under any other promissory note issued by Borrower, and in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due.

         4.2 Breach of Covenant. The Borrower breaches any covenant or any other term or condition of this Note or the Purchase Agreement in any material respect, or the Borrower or any of its Subsidiaries breaches any covenant or any other term or condition of any Related Agreement in any material respect and, any such case, such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

         4.3 Breach of Representations and Warranties. Any representation or warranty made by the Borrower in this Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

         4.4 Receiver or Trustee. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

         4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of sixty days.

         4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted (i) by the Borrower or any of its Subsidiaries or (ii) against the Borrower or any of its Subsidiaries and, solely in the case of this clause (ii), remains undismissed for a period of 60 days.

         4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty

                                     9 of 14

(30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice. The "Principal Market" for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

         4.8 Failure to Deliver Common Stock or Replacement Note. The Borrower shall fail (i) to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within three (3) business days or (ii) to deliver a replacement Note to Holder within seven (7) business days following the required date of such issuance pursuant to this Note, the Purchase Agreement or any Related Agreement (to the extent required under such agreements).

         4.9 Default Under Related Agreements or Other Agreements. The occurrence and continuance of any Event of Default (as defined in the Purchase Agreement or any Related Agreement) or any event of default (or similar term) under any other indebtedness.

         4.10 Change in Control. (i) Any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof) is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Borrower or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the Board of Directors of the Borrower on the date hereof (or directors appointed by a majority of the Board of Directors in effect immediately prior to such appointment).

                           DEFAULT RELATED PROVISIONS

         4.11 Default Interest Rate. Following the occurrence and during the continuance of an Event of Default and following the expiration of all applicable notice and cure periods related thereto, the Borrower shall pay additional interest on this Note on a monthly basis in an amount equal to eighteen (18%) per annum, and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue such additional interest from the date of such Event of Default until the date such Event of Default is cured or waived.

         4.12 Conversion Privileges. The conversion privileges set forth in
Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

         4.13 Cumulative Remedies. The remedies under this Note shall be cumulative.


                                    ARTICLE V
                                  MISCELLANEOUS

                                    10 of 14

         5.1 General Interest Rules. Notwithstanding any provisions herein, (i) in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada) paid hereunder result in the receipt by the Holder of interest at a "criminal rate" (as such term is construed under the Criminal Code of Canada"); (ii) unless otherwise specified herein, whenever any amount is payable hereunder as interest or as a fee which requires the calculation of an amount using a percentage per annum, such amount shall be calculated as of the date payment is due without application of the "deemed reinvestment principle" or the "effective yield method"; and (iii) for purposes of disclosure under the Interest Act (Canada) where interest is calculated pursuant thereto at a rate based upon a year of 360, 365 or 366 days, as the case may be (the "First Rate"), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360, 365 or 366 , as the case may be.

         5.2 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

         5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

         5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. This Note shall not be assigned by the Borrower without the consent of the Holder.

         5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of

                                    11 of 14

New York. Both parties to this Note agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

         5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

         5.7 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Borrower and its Subsidiaries as more fully described in the Master Security Agreement dated as of the date hereof and certain other Related Agreements and (ii) pursuant to the Stock Pledge Agreement dated as of the date hereof. The obligations of the Borrower under this Note are guaranteed by certain Subsidiaries of the Borrower pursuant to the Subsidiary Guaranty dated as of the date hereof.

         5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

         5.9 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney's fees.

       [Balance of page intentionally left blank; signature page follows.]


                                    12 of 14

         IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 30th day of September, 2004.

                                            CREATIVE VISTAS, INC.


                                            By:________________________________
                                               Name:
                                               Title:

WITNESS:


-------------------------------


                                    13 of 14

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Common Stock

[Name and Address of Holder]


The Undersigned hereby converts $_________ of the principal due on [specify applicable Repayment Date] under the Convertible Term Note issued by Creative Vistas, Inc. dated September 30, 2004 by delivery of Shares of Common Stock of Creative Vistas, Inc. on and subject to the conditions set forth in Article III of such Note.


1.     Date of Conversion         _______________________

2.     Shares To Be Delivered:    _______________________

3.     Delivery Instructions:     _______________________

                                  _______________________



                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________


                                    14 of 14